Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) by and between Employers Holdings, Inc., a Nevada corporation (the “Company”), and Terry Eleftheriou (the “Employee”), is made as of, and effective as of, January 29, 2016.

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement effective as of November 10, 2014 (the “Agreement”);

WHEREAS, Appendix A: Relocation Benefit (“Appendix A”) to the Employment Agreement provides that the Employee would be entitled to reimbursement for an expense described therein only if the expense were incurred before December 31, 2015; and

WHEREAS, the parties agree to extend this expiration date until December 31, 2016.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

“Appendix A is hereby amended so that the sentence following the ninth bullet is amended and restated in its entirety to read as follows: “All relocation expenses must be incurred before December 31, 2016.”

Except as modified by this Amendment, the Agreement, including the Appendix, is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

COMPANY

__________________________________________
By: Douglas D. Dirks
Title: Chief Executive Officer

EMPLOYEE

_________________________________________
Terry Eleftheriou